UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_______________________

FORM 8-K

_______________________

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

December 15, 2016	333-132456
Date of Report (Date of earliest event reported)	Commission File Number

SECURITY DEVICES INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)

Delaware	71-1050654
(State or other jurisdiction of incorporation or	(I.R.S. Employer Identification Number)
organization)

25 Sawyer Passway
Fitchburg, Massachusetts 01420
(Address of Principal Executive Offices) (Zip Code)

(905)-582-6402
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 5.07        Submissions of Matters to a Vote of Security Holders

            On December 15, 2016 Security Devices International, Inc. (the “Company”) held an annual meeting (the “Meeting”) Company’s shareholders. At the Meeting, the shareholders of the Company (1) elected all five (5) of the Company’s director nominees; (2) ratified the appointment of Schwartz Levitsky Feldman LLP as the Company’s independent registered public accounting firm for the fiscal year ended November 30, 2016; and (3) approved the consulting agreement (the “Northeast Consulting Agreement”) between the Company and Northeast Industrial Partners LLC (“Northeast”).

The following is a tabulation of the votes for each individual director nominee:

Director	For	Withheld
Dean Thrasher	23,254,463	706,633
Keith Morrison	23,254,463	706,633
Karim Kanji	9,272,897	14,688,199
Bryan Ganz	23,654,463	306,633
Karen Bowling	23,855,121	105,975

There were no broker non-votes or abstentions with regards to the election of directors.

The following is a tabulation of the votes for (1) the ratification of the appointment of Schwartz Levitsky Feldman LLP (“SLF”) as the Company’s independent registered public accounting firm and (2) the approval of the Northeast Consulting Agreement:

Item Approved	For	Withheld/Against	Abstain	Broker Non-Vote
Ratification of SLF	23,862,992	98,104	0	0
Northeast Consulting Agreement	23,364,141	108,104	488,851	0

Item 9.01        Financial Statements and Exhibits

(a)        Financial Statements of Business Acquired.

Not applicable.

(b)        Pro Forma Financial Information.

Not applicable.

(c)        Shell Company Transaction.

Not applicable.

(d)        Exhibits.

Not applicable.

SIGNATURES

                          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SECURITY DEVICES INTERNATIONAL, INC.

December 29, 2016		/s/ Dean Thrasher
	Name:	Dean Thrasher
	Title:	Chief Executive Officer